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                                                                    Exhibit 3.25

                                                          State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                      FILED 01:30 PM 12/09/2002
                                                          020752816-3599464

                               STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                                ANR HOLDINGS, LLC

FIRST:   The name of the limited liability company is:

         ANR HOLDINGS, LLC

SECOND:  The address of its registered office in the State of Delaware is:

                2711 Centerville Road, Suite 400
                Wilmington, Delaware 19808

         The name of its Registered Agent at such address is:

                Corporation Service Company

THIRD:   The name and address of the authorized person is:

                Karin M. Writer
                Bartlit Beck Herman Palenchar & Scott
                1899 Wynkoop Street, Suite 800
                Denver, Colorado  80202

      The undersigned has executed this Certificate of Formation of ANR Holdings, LLC on this 9th day of December 2002.

                                                          /s/ Karin M. Writer
                                                          Karin M. Writer
                                                          Authorized Person